CERTIFICATE OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                            PRIME CREDIT CORPORATION



          We the undersigned, as President and Secretary of Prime Credit Corporation do hereby certify:

          That the Board of Directors of said corporation by Unanimous Written

Consent dated February 18,1998, adopted a resolution to amend the original Articles as follows:

          Article Six shall be amended to read as follows:

                                  "ARTICLE SIX
                               PERSONAL LIABILITY

          Officers and directors shall have no personal liability to the corporation or its stockholders for damages. for breach of fiduciary duty, as an officer or director. This provisions does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of dividends and/or distributions in violation of NRS 78.300. Notwithstanding anything contained in the Articles of Incorporation to the contrary, the personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the applicable provisions of the Nevada Revised Statutes, as the same may be amended and supplemented."

          A new Article Eleven shall be added to read as follows:

                                 "ARTICLE ELEVEN
                                 INDEMNIFICATION

          The corporation shall, to the fullest extent permitted by 78.751 et. seq. of the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to it under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer. employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

          The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is nine million

(9,008,000); that the said change and amendment has been consented to and approved by a majority vote of the shareholders of the corporation holding at least a majority of each class of stock outstanding and entitled to vote thereon.



                                Signed by:  /s/  Nathan E. Schwartz
                                           -----------------------------
                                                 Nathan E. Schwartz, President


                                            /s/  Gil Sireni
                                           -----------------------------
                                                 Gil Sireni, Secretary


STATE OF TEXAS
COUNTY OF HARRIS

          On February 20th 1998 personally appeared before me a Notary Public, Nathan E. Schwartz and Gil Sireni who acknowledged that they executed the above instrument.

                                            /s/  Timi C. Bernhardt
                                           -----------------------------
                                                 Notary Public

                            ARTICLES OF INCORPORATION

                                       OF

                            PRIME CREDIT CORPORATION

The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations, and to that end hereby adopts articles of incorporation as follows:

                                   ARTICLE ONE
                                      NAME

The name of the corporation is PRIME CREDIT CORPORATION

                                   ARTICLE TWO
                                    LOCATION

The registered office of this corporation is at 318 North Carson Street, Suite 214, City of Carson City, State of Nevada, 89701. The resident agent is State Agent and Transfer Syndicate, Inc.


                                  ARTICLE THREE
                                    PURPOSES

This corporation is authorized to carry on any lawful business or enterprise.


                           ARTICLE FOUR CAPITAL STOCK

The amount of the total authorized capital stock of this corporation is $25,000 as 25,000,000 shares each with a par value of one mill ($.001). Such shares are non-assessable.


                                  ARTICLE FIVE
                                    DIRECTORS

The initial governing board of this corporation shall be styled directors and shall have one member. The name and address of the member of the first board of directors is:

                                Nathan E. Schwartz
                                318 North Carson St., Ste. 214
                                Carson City NV 89701

                                   ARTICLE SIX
                         ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of dividends and/or distributions in violation of NRS 78.300.


                           ARTICLE SEVEN INCORPORATORS

The name and address of the incorporator is: State Agent and Transfer Syndicate, Inc., 318 North Carson Street, Suite 214, Carson City, Nevada 89701.


                                  ARTICLE EIGHT
                               PERIOD OF EXISTENCE

The period of existence of this corporation shall be perpetual.


                                  ARTICLE NINE
                     AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.


                                   ARTICLE TEN
                                VOTING OF SHARES

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.



IN WITNESS WHEREOF the undersigned, STATE AGENT AND TRANSFER SYNDICATE,
INC., for the purpose of forming a corporation under the laws of the State of Nevada, does make, file and record these articles, and certifies that the facts herein stated are true; and I have accordingly hereunto set my hand this day, January 12, 1998

                                      INCORPORATOR:

                                      /s/  John E Block
                                      -----------------------------------------
                                      John E Block for
                                      State Agent and Transfer Syndicate, Inc.





STATE OF NEVADA

COUNTY OF CARSON CITY

On January 12, 1998, John E. Block personally appeared before me, a notary public, and executed the above instrument.

[SEAL] JOHN A. MCQUIRK
NOTARY PUBLIC NEVADA

                                      /s/ John A. McQuirk
                                      -------------------------------
                                      SIGNATURE OF NOTARY




                            CERTIFICATE OF ACCEPTANCE
                        OF APPOINTMENT BY RESIDENT AGENT

State Agent and Transfer Syndicate, Incorporated hereby certifies that on January 12, 1998, we accepted appointment as Resident Agent for the above named corporation in accordance with Sec. 78.090, NRS 1957.

IN WITNESS WHEREOF, I have hereunto set my hand this January 12, 1998.

                                      /s/  John E Block
                                      -----------------------------------------
                                      John E Block for
                                      State Agent and Transfer Syndicate, Inc.